EXHIBIT 11--COMPUTATIONS OF EARNINGS PER SHARE

GTECH HOLDINGS CORPORATION AND SUBSIDIARIES

                                                                         Fiscal Year Ended
                                                         ----------------------------------------------------
                                                          February 22,       February 24,         February 25,
                                                              1997               1996                 1995
                                                         ------------       ------------         ------------
Primary:(1)
     Income from continuing operations ................  $ 77,803,000       $ 66,627,000         $ 52,319,000
     Discontinued operations ..........................           --                --            (50,027,000)
     Extraordinary charge .............................           --                --             (1,420,000)
                                                         ------------       ------------         ------------
     Net income .......................................  $ 77,803,000       $ 66,627,000         $    872,000
                                                         ============       ============         ============

     Weighted average common shares outstanding .......    42,976,000         43,236,000           43,451,000

     Net effect of dilutive stock options--based on the
         treasury stock method using the average market
         price for the period .........................       333,000            246,000                 --
                                                         ------------       ------------         ------------
     Totals ...........................................    43,309,000         43,482,000           43,451,000
                                                         ============       ============         ============

     Earnings per common share:
         Income from continuing operations ............  $       1.80       $       1.53         $       1.20
         Discontinued operations ......................          --                 --                  (1.15)
         Extraordinary charge .........................          --                 --                   (.03)
                                                         ------------       ------------         ------------
                                                         $       1.80       $       1.53         $        .02
                                                         ============       ============         ============


Fully diluted:(1)
     Income from continuing operations ................  $ 77,803,000       $ 66,627,000         $ 52,319,000
     Discontinued operations ..........................          --                 --            (50,027,000)
     Extraordinary charge .............................          --                 --             (1,420,000)
                                                         ------------       ------------         ------------
     Net income .......................................  $ 77,803,000       $ 66,627,000         $    872,000
                                                         ============       ============         ============

     Weighted average common shares outstanding .......    42,976,000         43,236,000           43,451,000

     Net effect of dilutive  stock  options--based on
         the treasury stock method using the close of
         period market price which is higher than the
         average market price .........................       353,000            349,000                 --
                                                         ------------       ------------         ------------
     Totals ...........................................    43,329,000         43,585,000           43,451,000
                                                         ============       ============         ============
     Earnings per common share:
         Income from continuing operations ...........   $       1.80       $       1.53         $       1.20
         Discontinued operations......................           --                 --                  (1.15)
         Extraordinary charge ........................           --                 --                   (.03)
                                                         ------------       ------------         ------------
                                                         $       1.80       $       1.53         $        .02
                                                         ============       ============         ============


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(1)  The primary and fully diluted earnings per share were not presented on the face of the Consolidated Income Statements because fully diluted earnings per share differed by less than three percent from earnings per share calculated based on weighted average common shares.